(g)(7)(ii)

SECOND AMENDMENT TO CUSTODIAN AND

INVESTMENT ACCOUNTING AGREEMENT

THIS SECOND AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the “Amendment”) is made and entered into as of October 1, 2007 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED NOVEMBER 1, 2001, attached to the Agreement and attached hereto for reference (each a “Client”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WITNESSETH:

WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of November 1, 2001 (the “Agreement”); and

WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1.              Exhibit A shall be replaced in its entirety by the Exhibit A dated October 1, 2007 attached hereto and incorporated herein by this reference.

2.              General Provisions.  This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof.  This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement.  This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other.  Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY		On Behalf of Each of the Funds Set Forth on Exhibit A attached hereto

By:	/s/ Mark Nicholson	By:	/s/ Todd Modic
Name:	Mark Nicholson	Name:	Todd Modic
Title:	Senior Vice President	Title:	Senior Vice President

LIST OF FUNDS

Amended as of October 1, 2007

ENTITY NAME	JURISDICTION
ING SENIOR INCOME FUND	Delaware Business Trust
ING PRIME RATE TRUST	Massachusetts Business Trust